Exhibit 99.1

The Marygold Companies Reports Financial Results for 2023 Third Fiscal Quarter

-Company Continues to Post Profitable Operating Results,

with Strong Balance Sheet and Cash Position-

San Clemente, Calif., May 15, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today reported financial results for the third fiscal quarter and nine-months ended March 31, 2023.

Net revenue for the three months ended March 31, 2023 was $8.3 million, versus $8.9 million for the comparable prior year period. The Company achieved net income of $153,294 for the current third fiscal quarter, equal to breakeven per diluted share, compared with $870,134 for the quarter ended March 31, 2022, or $0.02 per diluted share.

For the first nine months of the current fiscal year, net revenue was $15.7 million, versus $17.2 million in the comparable period last year. Net income for the nine months ended March 31, 2023 increased to $832,256, equal to $0.02 per diluted share, compared with $12,476, or breakeven per diluted share, in the same period a year ago. Net income for last year’s nine-month period was impacted by a $2.5 million legal settlement.

The Company maintained its strong balance sheet at March 31, 2023, with no debt. Cash and cash equivalents amounted to $9.9 million at the quarter’s end, compared with $12.9 million at June 30, 2022, with the decrease primarily reflecting continued investments in the development of the Company’s new fintech app by its subsidiary Marygold & Co. Total stockholders’ equity at March 31, 2023 rose to $29.9 million, from $29.0 million at June 30, 2022. Total assets were $34.7 million at the close of the 2023 third fiscal quarter, compared with $35.3 million at June 30, 2022

“The Company again achieved profitable operations for the third fiscal quarter, as we continued to invest in the final stages of development of our Marygold mobile fintech app,” said David Neibert, Chief Operations Officer of The Marygold Companies. “Net income and revenue also were impacted by lower assets under management (AUM) at USCF Investments, which is our largest subsidiary. Average AUM at USCF Investments was approximately $3.7 billion in the 2023 third quarter, compared with $4.4 billion last year, with resulting lower management fees. The lower AUM is attributed to the uncertain, and sometimes volatile, nature of the commodities market in general and not an indication of any USCF operating deficiencies.”

“Our non-financial operations – Food Products, Security Systems and Beauty Products – were profitable overall for the third quarter, with slightly increased revenues as a group. Inflationary pressures again had an impact on margins at these business units, and initiatives are progressing that are intended to enhance the performance of these businesses through product mix changes and entrance into new sales channels,” Neibert added.

Nicholas Gerber, TMC’s Chief Executive Officer, said, “Notwithstanding the uncertain economic environment and turbulence in the commercial banking and financial sector, TMC is performing well and is on target to meet our objectives. We are optimistic about the prospects for each of our operating units and particularly excited by the early results of beta testing for our Marygold mobile fintech app. Marygold has about 11,000 individuals on a wait list who, during May and June, we intend to invite to download and use the app. We expect a formal marketing campaign and open commercial launch of the app in the near future. The entirety of the Marygold app development has been accomplished by the use of internal funds derived from existing profitable consolidated operations. We are extremely proud of that accomplishment and that TMC remains debt-free and without dilutive equity capital raises.”

Business Units

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 12 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues in the development stage as it works toward introduction of a fintech mobile banking app. https://marygoldandco.com/.

Marygold & Co. (UK) Limited, formed in the U.K. during August 2021, operates through its recently acquired subsidiary, Tiger Financial & Asset Management Limited (“Tiger”), a U.K. based investment adviser. Tiger’s core business is managing clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles. http://www.tfam.co.uk/

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, a formal marketing campaign and open commercial launch of the app in the near future, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the

Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:

                                                                                                                                                                   Roger S. Pondel

                                                                                                                                                            PondelWilkinson Inc.

                                                                                                                                                                      310-279-5965

                                                                                                                                                                          rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-429-5370

dneibert@themarygoldcompanies.com

(Financial Tables Follow)

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2023	June 30, 2022 (1)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,858,277	$12,915,620
Accounts receivable, net	1,089,286	959,350
Accounts receivable - related parties	1,745,159	2,230,874
Inventories	2,386,259	2,200,742
Prepaid income tax and tax receivable	1,034,746	1,166,318
Investments, at fair value	8,703,490	5,065,931
Other current assets	1,138,291	699,547
Total current assets	25,955,508	25,238,382

Restricted cash	417,467	1,013,279
Property, plant and equipment, net	1,288,421	1,391,894
Operating lease right-of-use asset	1,040,356	1,357,686
Goodwill	2,307,202	2,307,202
Intangible assets, net	2,420,029	2,708,896
Deferred tax assets, net - United States	753,078	753,078
Other assets, long - term	552,660	540,160
Total assets	$34,734,721	$35,310,577

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,414,628	$2,805,790
Expense waivers – related parties	28,970	70,199
Operating lease liabilities, current portion	578,030	660,957
Purchase consideration payable	604,990	1,237,207
Loans - property and equipment, current portion	33,307	33,496
Total current liabilities	3,659,925	4,807,649

LONG-TERM LIABILITIES
Loans - property and equipment, net of current portion	417,694	459,178
Operating lease liabilities, net of current portion	488,424	743,923
Deferred tax liabilities, net-foreign	260,553	260,553
Total long-term liabilities	1,166,671	1,463,654
Total liabilities	4,826,596	6,271,303

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized
Series B: 49,360 shares issued and outstanding at March 31, 2023 and at June 30, 2022	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at March 31, 2023 and at June 30, 2022	39,384	39,384
Additional paid-in capital	12,359,500	12,313,205
Accumulated other comprehensive loss	(244,490)	(234,790)
Retained earnings	17,753,682	16,921,426
Total stockholders' equity	29,908,125	29,039,274
Total liabilities and stockholders' equity	$34,734,721	$35,310,577

(1) Derived from audited financial statements

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Nine Months Ended March 31, 2023	Nine Months Ended March 31, 2022

Net revenue
Fund management - related party	$5,022,398	$5,868,558	$15,708,004	17,226,969
Food products	1,824,789	1,667,345	5,701,714	6,131,791
Security systems	576,248	555,006	1,870,986	1,888,362
Beauty products	745,468	702,779	2,334,009	2,716,702
Financial services	129,868	-	387,811	-
Net revenue	8,298,771	8,793,688	26,002,524	27,963,824

Cost of revenue	2,194,762	2,065,422	6,449,457	7,132,249

Gross profit	6,104,009	6,728,266	19,553,067	20,831,575

Operating expense
Salaries and compensation	2,354,903	1,969,998	7,530,000	6,677,378
General and administrative expense	1,750,148	1,651,057	5,268,952	4,973,337
Fund operations	1,080,834	1,171,282	3,333,666	3,375,135
Marketing and advertising	612,333	755,403	1,936,504	2,160,180
Depreciation and amortization	139,656	136,909	436,685	424,727
Legal settlement	-	-	-	2,500,000
Total operating expenses	5,937,874	5,684,649	18,505,807	20,110,757

Income from operations	166,135	1,043,617	1,047,260	720,818

Other income (expense):
Interest and dividend income	58,690	5,546	173,875	19,030
Interest expense	(4,887)	(9,856)	(16,315)	(30,142)
Other income (expense)	(96,390)	251,767	(67,644)	46,398
Total other income (expense), net	(42,587)	247,457	89,916	35,286

Income before income taxes	123,548	1,291,074	1,137,176	756,104

Benefit (provision) of income taxes	29,746	(420,940)	(304,920)	(743,628)

Net income	$153,294	$870,134	$832,256	$12,476

Weighted average shares of common stock
Basic	40,370,659	38,831,576	40,370,659	38,561,536
Diluted	40,438,348	38,831,576	40,401,952	38,561,536

Net income per common share
Basic	$0.00	$0.02	$0.02	$0.00
Diluted	$0.00	$0.02	$0.02	$0.00

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Nine Months Ended March 31, 2023	Nine Months Ended March 31, 2022

Net income	$153,294	$870,134	$832,256	$12,476

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(29,890)	79,394	(9,700)	(21,216)
Comprehensive income (loss)	$123,404	$949,528	$822,556	$(8,740)

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2023 AND MARCH 31, 2022

(UNAUDITED)

Period Ending March 31, 2023	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2022	49,360	$49	39,383,459	$39,384	$12,313,205	$(234,790)	$16,921,426	$29,039,274
Loss on currency translation	-	-	-	-	-	(313,759)	-	(313,759)
Stock-based compensation	-	-	-	-	6,700	-	-	6,700
Net income	-	-	-	-	-	-	497,168	497,168
Balance at September 30, 2022	49,360	$49	39,383,459	$39,384	$12,319,905	$(548,549)	$17,418,594	$29,229,383
Gain on currency translation	-	-	-	-	-	333,949	-	333,949
Stock-based compensation	-	-	-	-	9,704	-	-	9,704
Net income	-	-	-	-	-	-	181,794	181,794
Balance at December 31, 2022	49,360	$49	39,383,459	$39,384	$12,329,609	$(214,600)	$17,600,388	$29,754,830
Loss on currency translation	-	-	-	-	-	(29,890)	-	(29,890)
Stock-based compensation	-	-	-	-	29,891	-	-	29,891
Net income	-	-	-	-	-	-	153,294	153,294
Balance at March 31, 2023	49,360	$49	39,383,459	$39,384	$12,359,500	$(244,490)	$17,753,682	$29,908,125

Period Ending March 31, 2022	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664
Loss on currency translation	-	-	-	-	-	(86,168)	-	(86,168)
Net loss	-	-	-	-	-	-	(1,880,993)	(1,880,993)
Balance at September 30, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$56,413	$13,894,712	$23,319,503
Loss on currency translation	-	-	-	-	-	(14,442)	-	(14,442)
Net income	-	-	-	-	-	-	1,023,335	1,023,335
Balance at December 31, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$41,971	$14,918,047	$24,328,396
Gain on currency translation	-	-	-	-	-	79,394	-	79,394
Issuance of common stock in public offering, net of issuance costs of $545,090	-	-	1,897,500	1,897	2,982,363	-	-	2,984,260
Net income	-	-	-	-	-	-	870,134	870,134
Balance at March 31, 2022	49,360	$49	39,383,459	$39,383	$12,313,206	$121,365	$15,788,181	$28,262,184

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Month Period Ended
	March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$832,256	$12,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	436,685	424,727
Bad debt expense	1,378	3,175
Impairment of inventory value	2,698	3,478
Stock-based compensation	46,295	-
Unrealized loss (gain) on investments	76,604	(116,148)
Loss on disposal of equipment	-	37,189
Operating lease right-of-use asset - non-cash lease cost	432,089	494,375

Decrease (increase) in current assets:
Accounts receivable, net	(143,455)	57,416
Accounts receivable - related party	485,715	(308,514)
Prepaid income taxes and tax receivable	130,860	43,440
Inventories	(187,849)	(341,966)
Other current assets	(437,582)	(551,815)
(Decrease) increase in current liabilities:
Accounts payable, accrued expenses and legal settlement	(382,048)	(979,332)
Operating lease liabilities	(433,306)	(500,857)
Expense waivers - related party	(41,229)	(51,891)
Net cash provided by (used in) operating activities	819,111	(1,774,247)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(73,982)	(5,224)
Purchase consideration payable	(616,180)	-
Proceeds from sale of investments	4,276,765	506,492
Purchase of investments	(7,983,971)	(1,501,980)
Net cash (used in) investing activities	(4,397,368)	(1,000,712)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of property and equipment loans	(10,737)	(11,159)
Principal payments of finance lease liability	(5,573)	(4,167)
Payment of issuance cost of common stock	-	(545,090)
Proceeds from issuance of common stock, net of underwriter discounts	-	3,529,350
Net cash (used in) provided by financing activities	(16,310)	2,968,934

Effect of exchange rate change on cash and cash equivalents	(58,588)	(86,305)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,653,155)	107,670

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	13,928,899	16,086,944

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$10,275,744	$16,194,614

Cash and cash equivalents	9,858,277	15,181,335
Restricted cash	417,467	1,013,279
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$10,275,744	$16,194,614

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$11,687	$12,264
Income taxes paid, net	$195,439	$833,901
NON CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrants of common stock issued to underwriters	$-	$132,000
Acquisition of operating right-of-use assets through operating lease liability	$103,609	$995,805
Acquisition of equipment through finance lease liability	$-	$150,625

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.